AMENDMENT TO MASTER AGREEMENT


     This Amendment to Master Agreement, dated as of March 31, 1998 ( this "Amendment ") is among DOLLAR GENERAL CORPORATION, a Kentucky corporation ( " Dollar " ), ATLANTIC FINANCIAL GROUP, LTD., a Texas limited partnership ( the " Lessor " ), certain financial institutions parties hereto as lenders ( the Lenders " ), and SUNTRUST BANK, NASHVILLE, N. A., a national banking association, as agent for the Lenders ( in such capacity, the " Agent " ).

BACKGROUND


1. Dollar, certain subsidiaries of Dollar, the Lessor, the Lenders and the Agent are parties to that certain Master Agreement, dated as of September 2, 1997 ( the " Master Agreement " ).
2. The parties hereto desire to amend the Master Agreement to provide for an increase in the aggregate limit on funded amounts thereunder.

Now, THEREFORE, in consideration of the foregoing and other good valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Capitalized terms used in this Amendent and not otherwise defined herein shall have the meanings assigned thereto in the Master Agreement.

SECTION 2. Limits on Funded Amounts.   Section 2.2 ( c ) of the
Master Agreement is hereby amended by deleting the number "
$100,000,000 " where it appears in the first sentence thereof and substituting therefor the number " $225,000,000 ".

SECTION 3. Schedule 2.2 .   Schedule 2.2 to the Master Agreement
is hereby deleted in its entirety and replaced by Schedule 2.2 to this Amendment.

SECTION 4. Conditions Precedent. The effectiveness of this Amendment shall be subject to the receipt by the Agent of the following documents: (i ) this Amendment duly executed by the parties hereto; ( ii ) a new A note and B note, duly executed by the Lessor, for each Lender; and ( iii ) a Certificate of the Secretary or the Assistant Secretary of Dollar with attached Resolutions duly authorizing the execution, delivery and performance of this Amendment by Dollar.

SECTION 5. Representations and Warranties. Dollar hereby represents and warrant that, after giving effect to this Amendment ( i ) each representation and warranty of each Lessee contained in the Operative Documents is true and correct in all Material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties were true and correct in all Material respects on and as of such earlier date,
( ii ) no Event of Default, Potential Event of Default or Construction Force Majeure Event has occurred and is continuing, each Operative Document to which any Lessee is a party is in full force and effect with respect to it and ( iv ) no event that could reasonably be expected to have a Material Adverse Effect has occurred since January 31, 1997.

SECTION 6. Reaffirmation of Guaranty. Dollar hereby reaffirms and acknowledges that, after giving effect to this Amendment, the Guaranty remains in full force and effect.

SECTION 7. Additions of Lender. Bank One, National Association ( " BankOne " ) is hereby added as a Lender under the Operative Documents and agrees to be bound as Lender, and shall have all of the rights of a Lender, under the Operative Documents as though it were an original signatory thereto.

SECTION 8. Payments. On the date hereof, those Lenders that are increasing their Commitment Percentages or are being added as Lenders shall increase their Loans ( and shall make a corresponding payment ) and those Lenders that are decreasing their Commitment Percentages shall reduce their Loans ( and shall receive a corresponding payment ), such that, after giving effect thereto, each Funding Party's Funded Amount shall be equal to its Commitment Percentage ( as set forth on Schedule 2.2 to this Amendment ) of the aggregate Funded Amounts.

SECTION 9. Miscellaneous. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Tennessee. This Amendment may be executed by the parties hereto in separate counterparts ( including by facsimile ) each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same agreement. This Master Agreement, as amended hereby, remains in full force and effect. Any reference to the Master Agreement from and after the date hereof shall be deemed to refer to the Master Agreement as amended hereby, unless otherwise expressly stated.


IN WITNESS WHEREOF, the parties hereto have caused this amendent to be executed by their respective duly authorized officers as of the year first above written.

                                   DOLLAR GENERAL CORPORATION, as a
                                   Lessee and as Guarantor
                                   Name Printed: Philip W. Richards
                                   Title: Vice President and Chief
                                   Financial Officer


                                   ATLANTIC FINANCIAL GROUP, LTD. as
                                   Lessor
                                   By: Atlantic Financial Managers, Inc., its
                                   General Partner
                                   Name Printed: Stephen Brookshire
                                   Title: President